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                                                                    EXHIBIT 10.3

[BANK]

BAKER HUGHES INCORPORATED
3900 ESSES LANE SUITE 1200
P.O. BOX 4740
HOUSTON
ATTN:  DOUG DOTY


DATE:  17OCT03

Re:  Interest Rate Swap Transaction

Dear Sir/Madam,

The purpose of this letter (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below.

The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

References to "Party A" and "Party B" are for the purposes of this Confirmation only.

1. This Confirmation constitutes a "Confirmation" as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of 30July03, as amended and supplemented from time to time (the "Agreement"), between

     - [BANK] ("PARTY A") and
     - Baker Hughes Incorporated ("PARTY B").

     All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

     Notional Amount                      :  USD 325,000,000.00

     Trade Date                           :  16OCT03

     Effective Date                       :  20OCT03

     Termination Date                     :  15JAN09
                                             SUBJECT TO ADJUSTMENT IN
                                             ACCORDANCE WITH THE
                                             MODIFIED FOLLOWING BUSINESS DAY
                                             CONVENTION


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     FIXED AMOUNTS

     Fixed Rate Payer                     :    PARTY A

     Fixed Rate Payer Payment Dates       :    EACH JANUARY 15, AND JULY 15,
                                               COMMENCING JANUARY 15, 2004 AND
                                               ENDING JANUARY 15, 2009,
                                               SUBJECT T0 ADJUSTMENT IN
                                               ACCORDANCE WITH THE MODIFIED
                                               FOLLOWING BUSINESS DAY
                                               CONVENTION, WITH NO ADJUSTMENT
                                               TO PERIOD END DATES.

     Fixed Rate (% Per Annum)             :    6.2500

     Fixed Rate Day Count Fraction        :    30/360


     FLOATING AMOUNTS

     Floating Rate Payer                  :    PARTY B

     Floating Rate Payer Payment Dates    :    EACH JANUARY 15, AND JULY 15,
                                               COMMENCING JANUARY 15, 2004 AND
                                               ENDING JANUARY 15, 2009,
                                               SUBJECT T0 ADJUSTMENT IN
                                               ACCORDANCE WITH THE MODIFIED
                                               FOLLOWING BUSINESS DAY
                                               CONVENTION.

     Floating Rate Day Count Fraction     :    ACTUAL/360

     Floating Rate Option                 :    USD-LIBOR-BBA

     Floating Rate for the Initial
     Calculation Period                   :    1.160

     Designated Maturity                  :    6 MONTHS
                                               (EXCEPT FOR THE INITIAL CALCULA-
                                               TION PERIOD WHICH SHALL BE THE
                                               LINEAR INTERPROLATION BETWEEN 2 &
                                               3 MONTHS)

     Spread (%)                           :    PLUS 2.32

     Reset Dates                          :    THE FIRST DAY OF EACH
                                               CALCULATION PERIOD

     Business Days                        :    LONDON, NEW YORK

     Calculation Agent                    :    PARTY A, UNLESS OTHERWISE
                                               STATED IN THE MASTER AGREEMENT

3.   ACCOUNT DETAILS

     Payments to PARTY A

     Correspondent Bank                   :    [BANK INFORMATION)
     Favour
     A/c
     Ref

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     Payments to PARTY B

     Correspondent Bank                   :    [BANK INFORMATION]
     Account Number
     for A/c of
     Correspondent A/c
     Intermediary

4.   OFFICES

     PARTY A                              :    LONDON BRANCH
     PARTY B                              :    TEXAS

5.   OTHER PROVISIONS

     (A) RELATIONSHIP BETWEEN THE PARTIES

     Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction]:

     (i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanation related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction;

     (ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advise), and understands and accepts the terms, conditions and risks of that Transaction. It assumes the risks of that Transaction;

     (iii) Status of Parties. The other party is not acting as a fiduciary or an adviser to it in respect of that Transaction;

     (iv) Consultation. Discussions of termination or limitation of risk with respect to the Transaction and/or provision by a party of indicative valuations, financial analyses or other statements of valuation and risk based on market movements (i) are based only on the party's business and experience as a provider of financial services, (ii) are subject only to the duty of each party to act in good faith and to no other duty and (iii) do not constitute guarantees or assurances of financial results or commitments to terminate or otherwise limit exposure under the Transaction, it being understood that each party undertakes duties, liabilities or obligations under the Agreement or in respect of the Transaction only through written documentation expressly so undertaking and signed by its duly authorized officer, and;


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     (v)   Awareness. In so far as Party B is not acting as a dealer or a market professional in the relevant market, the transaction is entered into in accordance with its authorized policies for purposes of hedging or managing its assets, liabilities and/or investments or in connection with a line of business (and not for speculation).

Please confirm that the foregoing correctly sets forth the terms of our agreement by a return fax/telex to [BANK] to the attention of Derivatives Documentation Unit:
Fax Number
Telephone Number

Yours faithfully,



By:                                       By:
    ----------------------------------        ----------------------------------

    Name:                                     Name:

    Title:                                    Title:

By: /s/ H. Gene Shiels                    By:
    ----------------------------------        ----------------------------------
    Baker Hughes Incorporated, Houston

    Name:  H. Gene Shiels                     Name:

    Title: ASSISTANT TREASURER                Title: